CUSIP No. 71920Q 10 0


                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Phone.com, Inc.

         EXECUTED as a sealed instrument this 11th day of February, 2000.

                                   GREYLOCK EQUITY LIMITED PARTNERSHIP

                                   By:  Greylock Equity GP Limited Partnership
                                        General Partner



                                        By: /s/ Henry F. McCance
                                            ------------------------------------
                                            Henry F. McCance
                                            Managing General Partner


                                   GREYLOCK EQUITY GP LIMITED PARTNERSHIP

                                   By:      /s/ Henry F. McCance
                                        ---------------------------------------
                                        Henry F. McCance
                                        Managing General Partner


                                            /s/ Henry F. McCance
                                   --------------------------------------------
                                   Henry F. McCance